                                                                    EXHIBIT 4.11


                         REGISTRATION RIGHTS AGREEMENT


          THIS REGISTRATION RIGHTS AGREEMENT, dated the 4th day of June, 1998, between the entities listed on Schedule A (the "Holder" or "Holders") issued pursuant to a Securities Purchase Agreement of even date herewith, and STORM TECHNOLOGY, INC., a Delaware corporation, having its principal place of business at 1395 Charleston Road, Mountain View, CA 94043 (the "Company").

          WHEREAS, simultaneously with the execution and delivery of this Agreement, the Holders are purchasing from the Company, pursuant to a Securities Purchase Agreement dated the date hereof (the "Securities Purchase Agreement"), upon conversion thereof, an aggregate of up to Two Million ($2,000,000) Dollars face value of non-voting Series B Convertible Preferred Stock (the "Preferred Stock") and an aggregate of up to Twelve Million ($12,000,000) Dollars principal amount of shares of Common Stock of the Company (the Common Stock and Preferred Stock are referred to as the "Securities"). Capitalized terms defined in the Securities Purchase Agreement and not otherwise defined herein shall have the meanings specified in the Securities Purchase Agreement; and

          WHEREAS, the Company desires to grant to the Holders the registration rights set forth herein with respect to the Securities.

          NOW, THEREFORE, the parties hereto mutually agree as follows:

          Section 1.  Registrable Securities.  As used herein the term
                      ----------------------
"Registrable Security" means shares of Common Stock underlying the Preferred Stock, and the shares of Common Stock issuable pursuant to the Company's right to call (as set forth in the Securities Purchase Agreement); provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act of 1933, as amended (the "Securities Act") and disposed of pursuant thereto, (ii) registration under the Securities Act is no longer required for the immediate public distribution (without volume limitation) of such security as a result of the provisions of Rule 144 or Regulation D, or (iii) it has ceased to be outstanding. The term "Registrable Securities" means any and/or all of the securities falling within the foregoing definition of a "Registrable Security." In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of "Registrable Security" as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 1.

          Section 2.  Restrictions on Transfer.  The Holders acknowledge and
                      ------------------------
understand that prior to the registration of the Securities as provided herein, the Securities are "restricted securities" as defined in Rule 144 promulgated under the Securities Act. The Holders understand that no disposition or transfer of the Securities may be made by Holders in the absence of (i) an
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opinion of counsel reasonably satisfactory to the Company that such transfer may be made without registration under the Securities Act, or (ii) a registration statement under the Securities Act is then in effect with respect thereto.

          Section 3.  Registration Rights.
                      -------------------

          (a) The Company shall prepare and file with the Securities and Exchange Commission ("SEC"), within thirty (30) days after the Closing Date for the Preferred Stock, a registration statement (on Form S-3, or other appropriate registration statement) under the Securities Act (the "Registration Statement"), on one occasion, at the sole expense of the Company (except as provided in Section 3(c) hereof), in respect of all holders of Registrable Securities, so as to permit a non-underwritten public offering and sale of the Registrable Securities under the Securities Act. The Company shall use its best efforts to cause the Registration Statement to become effective within ninety (90) days from the Closing Date of the Preferred Stock. The number of shares of Common Stock to be registered shall be four million (4,000,000).

          (b) The Company will maintain any Registration Statement or post-effective amendment filed under this Section 3 hereof current under the Securities Act until the earlier of (i) the date that all of the Registrable Securities have been sold pursuant to the Registration Statement, (ii) the date the holders thereof receive an opinion of counsel that the Registrable Securities may be sold (without any volume limitations) under the provisions of Rule 144, or (iii) the second anniversary of the effective date of the Registration Statement.

          (c) All fees, disbursements and out-of-pocket expenses and costs incurred by the Company in connection with the preparation and filing of any Registration Statement under subparagraph 3(a) and in complying with applicable securities and Blue Sky laws (including, without limitation, all attorneys' fees) shall be borne by the Company. In addition, the Company shall bear the cost of underwriting discounts and commissions, if any, applicable to the Registrable Securities being registered and the fees and expenses of its counsel. The Company shall use its best efforts to qualify any of the securities for sale in such states as such Holder reasonably designates and shall furnish indemnification in the manner provided in Section 8 hereof. However, the Company shall not be required to qualify in any state which will require an escrow or other restriction relating to the Company and/or the sellers. The Company at its expense will supply the Holders with copies of such Registration Statement and the prospectus or offering circular included therein and other related documents in such quantities as may be reasonably requested by the Holders.

          (d) The Company shall not be required by this Section 3 to include a Holder's Registrable Securities in any Registration Statement which is to be filed if, in the opinion of counsel for both the Holders and the Company (or, should they not agree, in the opinion of another counsel experienced in securities law matters acceptable to counsel for the Holder and the Company) the proposed offering or other transfer as to which such registration is requested is exempt from applicable federal and state securities laws and would result in all purchasers or

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transferees obtaining securities which are not "restricted securities", as defined in Rule 144 under the Securities Act.

          (e) In the event the Registration Statement to be filed by the Company pursuant to Section 3(a) above is not filed by the Company with the SEC within thirty (30) days after the Closing Date for the Preferred Stock, and/or is not declared effective by the SEC within ninety (90) days from the Closing Date (the "Proposed Effective Date"), then the Company will pay Holders by wire transfer, as liquidated damages for such failure and not as a penalty, two (2%) percent of the outstanding principal amount of the Preferred Stock per month thereafter, which amount will be increased to three (3%) percent of the outstanding principal amount of the Preferred Stock in the event the Registration Statement is not declared effective within thirty (30) days after the Proposed Effective Date. In the event the registration statement is not declared effective by the SEC within sixty (60) days after the Proposed Effective Date, the Company will pay the Holders, in addition to the aforementioned liquidated damages, additional liquidated damages in the amount of one (1%) percent of the outstanding principal balance of the Preferred Stock for each full thirty (30) day period thereafter during which the registration statement is not declared effective. Payments as set forth in this Section shall be made in cash or stock at the Company's option (the first month shall be pro rated on a weekly basis) until the Company procures registration of the Registrable Securities. If the Company does not remit the damages to the Holders as set forth above, the Company will pay the Holders reasonable costs of collection, including attorneys fees, in addition to the liquidated damages. Such payment shall be made to the Holders in cash immediately if the registration of the Securities are not effected; provided, however, that the payment of such liquidated damages shall not relieve the Company from its obligations to register the Registrable Securities pursuant to this Section. The registration of the securities pursuant to this provision shall not effect or limit Holders other rights or remedies as set forth in this Agreement. In addition to the aforementioned, in the event the Registration Statement is not declared effective within ninety (90) days after the Closing Date for the Preferred Stock, each Holder shall have the right to permanently terminate the Company's right to exercise any Call rights (as set forth in the Securities Purchase Agreement).

          (f) No provision contained herein shall preclude the Company from selling securities pursuant to any Registration Statement in which it is required to include Registrable Securities pursuant to this Section 3.

          (g) If at any time or from time to time after the effective date of the Registration Statement, the Company notifies the Holders in writing of the existence of a Potential Material Event, as defined in this Section 3(g) herein, the Holder shall not offer or sell any Registrable Securities or engage in any other transaction involving or relating to Registrable Securities, from the time of the giving of notice with respect to a Potential Material Event under such Holders receive written notice from the Company that such Potential Material Event either has been disclosed to the public or no longer constitutes a Potential Material Event; provided, however, that the Company may not so suspend the right to such holders of shares of Common Stock issuable upon conversion of the Series B Preferred Stock (the "Conversion Shares") for more than ten (10) days during any 12-month period with at least a ten (10) business days advance notice during which time such holder shall continue to have the right to convert the

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shares of Preferred Stock. If a Potential Material Event shall occur prior to the date the Registration Statement is filed, then the Company's obligation to file the Registration Statement shall be delayed without penalty for not more than ten (10) days. The Company shall not be allowed to exercise its Call rights under the Securities Purchase Agreement within days following the occurrence of a Potential Material Event.

          In the event there are any blackout periods in effect for any reason which extend beyond the time period allotted above, the Company shall pay to the Holders on a pro rata basis by wire transfer, as liquidated damages for such blackout periods, three (3%) percent of the principal amount of the Securities for each month thereafter (or part thereof) until the blackout period is no longer in effect. The Company must give Holder notice in writing at least two
(2) business days prior to the first day of the period and the Holder shall continue to have the right to convert Shares during this blackout notice period.

          A "Potential Material Event" shall mean any of the following: (a) the possession by the Company of material information not ripe for disclosure in a registration statement, which shall be evidenced by determinations in good faith by the Chief Executive Officer or the Board of Directors of the Company that disclosure of such information in the Registration Statement covering the resale of the Conversion Shares would be detrimental to the business and affairs of the Company; or (b) any material engagement or activity by the Company which would, in the good faith determination of the Chief Executive Officer or the Board of Directors of the Company, be adversely affected by disclosure in a registration statement at such time, which determination shall be accompanied by a good faith determination by the Chief Executive Officer or the Board of Directors of the Company that the Registration Statement would be materially misleading absent the inclusion of such information.

          Section 4.  Cooperation with Company.  Holders will cooperate with the
                      ------------------------
Company in all respects in connection with this Agreement, including, timely supplying all information reasonably requested by the Company and executing and returning all documents reasonably requested in connection with the registration and sale of the Registrable Securities.


          Section 5. Registration Procedures. If and whenever the Company is
                     -----------------------
required by any of the provisions of this Agreement to effect the registration of any of the Registrable Securities under the Securities Act, the Company shall (except as otherwise provided in this Agreement), as expeditiously as possible:

          (a) prepare and file with the Commission such amendments and supplements to such registration statement and the Prospectus used in connection therewith as may be necessary to keep such registration statement effective for two (2) years and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all securities covered by such registration statement when the Holder or Holders of such securities shall desire to sell or otherwise dispose of the same (including prospectus supplements with respect to the sales of securities from time to time in connection with a registration statement pursuant to Rule 415 under the Securities Act);

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          (b)  furnish to each Holder such numbers of copies of a summary prospectus or other prospectus, including a preliminary prospectus or any amendment or supplement to any prospectus, in conformity with the requirements of the Securities Act, and such other documents, as such Holder may reasonably request in order to facilitate the public sale or other disposition of the securities owned by such Holder;

          (c) use its best efforts to register and qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as the Holder, shall reasonably request, and do any and all other acts and things which may be necessary or advisable to enable each Holder to consummate the public sale or other disposition in such jurisdiction of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify to do business as a foreign corporation in any

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jurisdiction wherein it is not so qualified or to file therein any general consent to service of process;

          (d) use its best efforts to list such securities on the NASDAQ National Market System or any securities exchange on which any securities of the Company is then listed, if the listing of such securities is then permitted under the rules of such exchange or NASDAQ National Market System;

          (e) enter into and perform its obligations under an underwriting agreement, if the offering is an underwritten offering, in usual and customary form, with the managing underwriter or underwriters of such underwritten offering;

          (f) notify each Holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto covered by such registration statement is required to be delivered under the Securities Act, of the happening of any event of which it has knowledge as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.


          Section 6. Assignment. The rights granted to the Holders under this
                     ----------
Agreement shall not be assigned without the written consent of the Company, which consent shall not be unreasonably withheld. In the event of a transfer of the rights granted under this Agreement, the Holders agree that the Company may require that the transferee comply with reasonable conditions as determined in the discretion of the Company. This Agreement is binding upon and inures to the benefit of the parties hereto and their respective heirs, successors and permitted assigns.

          Section 7.  Termination of Registration Rights. The rights granted
                      ----------------------------------
to this Agreement shall terminate as to each Investor (and permitted transferees or assignees) upon the occurrence of any of the following:

          (a) all such Holder's securities subject to this Agreement have been registered;

          (b) such Holder's securities subject to this Agreement may be sold without such registration pursuant to Rule 144 or Regulation D promulgated by the SEC pursuant to the Securities Act; or

          (c) such Holder's securities subject to this Agreement can be sold pursuant to Rule 144(k).

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          Section 8.  Indemnification.
                      ---------------

          (a) In the event of the filing of any Registration Statement with respect to Registrable Securities pursuant to this Agreement hereof, the Company agrees to indemnify and hold harmless the Holder and each person, if any, who controls the Holder within the meaning of the Securities Act ("Distributing Holders") against any losses, claims, damages or liabilities, joint or several (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), to which the Distributing Holders may become subject, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any such Registration Statement, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by the Distributing Holders, specifically for use in the preparation thereof. This Section shall not inure to the benefit of any Distributing Holder with respect to any person asserting such loss, claim, damage or liability who purchased the Registrable Securities which are the subject thereof if the Distributing Holder failed to send or give (in violation of the Securities Act or the rules and regulations promulgated thereunder) a copy of the prospectus contained in such Registration Statement to such person at or prior to the written confirmation to such person of the sale of such Registrable Securities, where the Distributing Holder was obligated to do so under the Securities Act or the rules and regulations promulgated hereunder. This indemnity agreement will be in addition to any liability which the Company may otherwise have.


          (b) Each Distributing Holder agrees that it will indemnify and hold harmless the Company, and each officer, director of the Company or person, if any, who controls the Company within the meaning of the Securities Act, against any losses, claims, damages or liabilities (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees) to which the Company or any such officer, director or controlling person may become subject under the Securities Act or otherwise, insofar as such losses claims, damages or liabilities (or actions in respect thereof); arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in a Registration Statement requested by such Distributing Holder, or any related preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, preliminary prospectus, final prospectus, offering circular, notification or amendment or supplement thereto in reliance upon, and in conformity with, written information furnished to the Company by such Distributing

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Holder, specifically for use in the preparation thereof. This indemnity agreement will be in addition to any liability which the distributing Holders may otherwise have.


          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than as to the particular item as to which indemnification is then being sought solely pursuant to this Section. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, assume the defense thereof, subject to the provisions herein stated and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, unless the indemnifying party shall not pursue the action to its final conclusion. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the action with counsel reasonably satisfactory to the indemnified party; provided that if the indemnified party is the Distributing Holder, the fees and expenses of such counsel shall be at the expense of the indemnifying party if (i) the employment of such counsel has been specifically authorized in writing by the indemnifying party, or (ii) the named parties to any such action (including any impleaded parties) include both the Distributing Holder and the indemnifying party and the Distributing Holder shall have been advised by such counsel that there may be one or more legal defenses available to the indemnifying party different from or in conflict with any legal defenses which may be available to the Distributing Holder (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the Distributing Holder, it being understood, however, that the indemnifying party shall, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable only for the reasonable fees and expenses of one separate firm of attorneys for the Distributing Holder, which firm shall be designated in writing by the Distributing Holder). No settlement of any action against an indemnified party shall be made without the prior written consent of the indemnified party, which consent shall not be unreasonably withheld.

          Section 10.  Contribution.  In order to provide for just and equitable
                       ------------
contribution under the Securities Act in any case in which (i) the Distributing Holder makes a claim for indemnification, but is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case notwithstanding the fact that the express provisions of this Agreement provide for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any Distributing Holder, then the Company and the applicable Distributing Holder shall contribute to the aggregate losses,

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claims, damages or liabilities to which they may be subject (which shall, for all purposes of this Agreement, include, but not be limited to, all costs of defense and investigation and all attorneys' fees), in either such case (after contribution from others) on the basis of relative fault as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the applicable Distributing Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Distributing Holder agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section. The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

          Section 11. Notices. Any notice pursuant to this Agreement by the
                      -------
Company or by the Holder shall be in writing and shall be deemed to have been duly given if delivered by (i) hand, (ii) by facsimile and followed by mail delivery, or (iii) if mailed by certified mail, return receipt requested, postage prepaid, addressed as follows:

          (a) If to the Holders, to its, his or her address set forth on Schedule A, with a copy to the person designated in the Securities Purchase Agreement.

          (b) If to the Company, at the address set forth herein, or to such other address as any such party may designate by notice to the other party. Notices shall be deemed given at the time they are delivered personally or five
(5) days after they are mailed in the manner set forth above. If notice is delivered by facsimile to the Company and followed by mail, delivery shall be deemed given two (2) days after such facsimile is sent.

          Section 12. Counterparts. This Agreement may be executed in
                      ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          Section 13. Headings. The headings in this Agreement are for reference
                      --------
purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          Section 14. Governing Law, Venue. This Agreement will be construed
                      --------------------
and enforced in accordance with and governed by the laws of the State of Delaware, except for matters arising under the Securities Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of Delaware or the state courts of the State of Delaware in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on forum non
                                                                  ---------
conveniens, to the bringing of any such proceeding in such jurisdictions. Each
----------
party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

          Section 15. Severability/Defined Terms. If any provision of this
                      --------------------------
Agreement shall for any reason be held invalid or unenforceable, such invalidity or unenforceablity shall not affect any other provision hereof and this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein. Terms not otherwise defined herein shall be defined in accordance with the Securities Purchase Agreement.



                  [Remainder of Page Intentionally Left Blank]

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

     IN WITNESS WHEREOF, the parties hereto have caused this Registration Rights Agreement to be duly executed, on the day and year first above written.

                                     "COMPANY"
Attest:                              STORM TECHNOLOGY, INC.

By:______________________________    By:   ______________________________
Title:___________________________    Title:______________________________
Name:____________________________    Name:_______________________________


                                     "PURCHASERS"

                                     LIBERTYVIEW FUND, LLC


                                     By:_________________________________
                                     Title:______________________________
                                     Name:_______________________________


                                     LIBERTYVIEW PLUS FUND


                                     By:_________________________________
                                     Title:______________________________
                                     Name:_______________________________


                                     CPR (USA), INC.


                                     By:_________________________________
                                     Title:______________________________
                                     Name:_______________________________

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